EXHIBIT 99.3
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[GRAPHIC OMITTED]
[LOGO - THE PENN TRAFFIC COMPANY]


FOR IMMEDIATE RELEASE                   CONTACT:   Marc Jampole
                                                   Jampole Communications, Inc.
                                                   412-471-2463


                   PENN TRAFFIC NAMES ROBERT PANASUK NEW CEO

         SYRACUSE, NEW YORK - DECEMBER 12, 2006 - The Penn Traffic Company (OTC:PTFC) today announced that it has named Robert Panasuk as President and Chief Executive Officer and Gregory J. Young as Executive Vice President and
Chief Operating Officer, effective immediately. For the past two months, Messrs. Panasuk and Young have been Co-Chief Operating Officers for the Syracuse-based supermarket company.

         "In just a short amount of time, the executive management team of Bob Panasuk and Greg Young has energized our employees and set an exciting direction for improvement in all areas of our operations," said Robert Kelly, Chairman of the Board of Penn Traffic, which operates 111 supermarkets and supplies another 122 supermarkets in Pennsylvania, upstate New York, Vermont and New Hampshire. "Under their leadership, we believe the Company is rapidly becoming more competitive and laying the groundwork for future growth in sales and profitability."

         Before joining Penn Traffic in October, Mr. Panasuk was most recently Executive Vice President of A&P, where has was responsible for merchandising, marketing and distribution for U.S. operations. Mr. Panasuk has worked in executive and management positions in the supermarket and retail industries for approximately 30 years. Mr. Young rejoined Penn Traffic in July, and has worked for the Company more than 25 years in total. Before joining Penn Traffic a second time, he headed the retail operations of C&S Wholesale Grocers. Previously he was a Group Vice President of A&P.



FORWARD LOOKING STATEMENTS

         This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, as amended, reflecting management's current analysis and expectations, based on what management believes to be reasonable assumptions. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. Statements proceeded by, followed by or that include words such as "believe," "anticipate," "estimate," "expect," "could," and other similar expressions are to be considered such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially

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from those  projected,  stated or implied,  depending  on such  factors as: the ability of the Company to improve its operating performance and effectuate its business plans; the ability of the Company to operate pursuant to the terms of its credit facilities and to comply with the terms of its lending agreements or to amend or modify the terms of such agreements as may be needed from time to time; the ability of the Company to generate cash; the ability of the Company to attract and maintain adequate capital; the ability of the Company to refinance; increases in prevailing interest rates; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the ability of the Company to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company's liquidity or results of operations; general economic and business conditions; competition, including increased capital investment and promotional activity by the Company's competitors; availability, location and terms of sites for store development; the successful implementation of the Company's capital expenditure program; labor relations; labor and employee benefit costs including increases in health care and pension costs and the level of contributions to the Company sponsored pension plans; the result of the pursuit of strategic alternatives; economic and competitive uncertainties; the ability of the Company to pursue strategic alternatives; economic and competitive uncertainties; changes in strategies; changes in generally accepted accounting principles; adverse changes in economic and political climates around the world, including terrorist activities and international hostilities; and the outcome of pending, or the commencement of any new, legal proceedings
against,  or  governmental   investigations  of  the  Company,   including  the
previously announced SEC and U.S. Attorney's Office investigations. The Company cautions that the foregoing list of important factors is not exhaustive. Accordingly, there can be no assurance that the Company will meet future
results,   performance   or   achievements   expressed   or   implied  by  such
forward-looking statements. The Company does not necessarily intend to update these factors.

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         The Penn Traffic Company  operates 111  supermarkets in  Pennsylvania, upstate New York, Vermont and New Hampshire under the BiLo, P&C and Quality trade names. Penn Traffic also operates a wholesale food distribution business serving 74 licensed franchises and 48 independent operators and Penny Curtiss, a Syracuse-based commercial bakery.


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